Exhibit (a)(1)(ix)

This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer to Purchase and Circular (as defined herein). If you are in doubt as to how to deal with it, you should consult your investment dealer, stockbroker, bank manager, trust company manager, accountant, lawyer or other professional advisor. No securities regulatory authority has expressed an opinion about the securities that are subject to the Offer (as defined herein) and it is an offence to claim otherwise.

Neither this document nor the Original Offer to Purchase and Circular constitutes an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders (as defined herein) in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Goldcorp may, in Goldcorp’s sole discretion, take such action as Goldcorp may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

Neither this document nor the Original Offer to Purchase and Circular has been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence.

Information has been incorporated by reference in the Original Offer to Purchase and Circular from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference may be obtained on request without charge from the Corporate Secretary of Goldcorp Inc. at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000) and are also available electronically at www.sedar.com and on EDGAR at www.sec.gov.

June 7, 2017

NOTICE OF EXTENSION

by

GOLDCORP INC.

of its

OFFER TO PURCHASE

all of the issued and outstanding common shares of

EXETER RESOURCE CORPORATION

for consideration per Exeter Share of

0.12 of a Goldcorp Share

as set out in the Original Offer to Purchase and Circular

Goldcorp Inc. (the “Offeror” or “Goldcorp”) hereby gives notice that it is extending its offer (the “Original Offer”) made pursuant to the offer to purchase dated April 20, 2017, as previously varied by the notice of extension and variation dated May 26, 2017 (the “Original Offer to Purchase”) to purchase, on and subject to the terms and conditions of the Original Offer, all of the issued and outstanding common shares (the “Common Shares”) of Exeter Resource Corporation (“Exeter”), which includes Common Shares that may become issued and outstanding after the date of the Original Offer but prior to the Expiry Time upon the exercise of Options (collectively, the “Exeter Shares”). The Original Offer is being extended to 5:00 p.m. (Toronto time) on June 20, 2017. The Original Offer, as extended hereby, is referred to herein as the “Offer”.

Prior to the Expiry Time of the Offer on June 7, 2017, the Offeror: (i) confirmed that all of the conditions described in Section 4 “Conditions of the Offer” of the Original Offer to Purchase and Circular had been satisfied or waived; (ii) directed CST Trust Company (the “Depositary”) to take up the 74,992,886 Exeter Shares deposited at that time; and (iii) advised the Depositary that a subsequent offering period is being provided under U.S. securities laws and the Offer has been extended in accordance with the mandatory extension period requirements of Canadian securities laws until 5:00 p.m. (Toronto time) on June 20, 2017.

THE OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M.

(TORONTO TIME) ON JUNE 20, 2017, UNLESS FURTHER EXTENDED BY THE OFFEROR.

IF YOU HAVE NOT ACCEPTED THE OFFER AND WISH TO DO SO, YOU MUST DEPOSIT YOUR EXETER SHARES AS SET OUT IN THIS NOTICE OF EXTENSION.

ALL CONDITIONS TO THE OFFER HAVE BEEN SATISFIED OR WAIVED.

THE OFFEROR HAS TAKEN UP 74,992,886 EXETER SHARES, BEING ALL OF THE EXETER SHARES VALIDLY DEPOSITED UNDER THE OFFER AND NOT WITHDRAWN AS AT 5:00 P.M. (TORONTO TIME) ON JUNE 7, 2017, REPRESENTING APPROXIMATELY 80.50% OF THE ISSUED AND OUTSTANDING EXETER SHARES. WITH THE ACQUISITION OF SUCH EXETER SHARES UNDER THE OFFER, THE OFFEROR AND ITS AFFILIATES WILL OWN 74,992,886 EXETER SHARES, REPRESENTING APPROXIMATELY 80.50% OF THE ISSUED AND OUTSTANDING EXETER SHARES.

AS REQUIRED BY APPLICABLE CANADIAN SECURITIES LAWS, THE OFFER HAS BEEN EXTENDED FOR THE MANDATORY EXTENSION PERIOD AND IS NOW OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JUNE 20, 2017 UNLESS THE OFFER IS FURTHER EXTENDED BY THE OFFEROR.

THE EXETER BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT EXETER SHAREHOLDERS ACCEPT THE OFFER AND TENDER THEIR EXETER SHARES TO THE OFFER.

Given that the conditions to the Offer have been satisfied or waived and Goldcorp has taken-up the Exeter Shares deposited to date under the Offer, Goldcorp is required (under applicable Canadian Securities Laws) to extend the period during which Exeter Shares may be tendered to the Offer for a period of not less than 10 days after the date of this Notice of Extension. This extension constitutes a “subsequent offering period” under U.S. securities laws. A subsequent offering period does not constitute an extension of the Offer for purposes of U.S. securities laws, although it does constitute an extension of the Offer under Canadian securities laws. Any Exeter Shares tendered during this subsequent offering period will be immediately taken up and be promptly paid.

This Notice of Extension should be read in conjunction with the Original Offer to Purchase and the accompanying take-over bid circular (the “Original Circular”) dated April 20, 2017, as varied and extended on May 26, 2017 (together, the “Original Offer to Purchase and Circular”) and the letter of transmittal (the “Letter of Transmittal”) and notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) that accompanied the Original Offer to Purchase and Circular (together, the “Offer Documents”). The Original Offer to Purchase and Circular and this Notice of Extension together constitute the “Offer to Purchase and Circular”. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer to Purchase and Circular, Letter of Transmittal and Notice of Guaranteed Delivery continue to be applicable in all respects. Unless inconsistent with the context, all references to the “Offer” in the Original Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Offer as amended hereby, and all references in such documents to the “Circular”, the “Offer to Purchase” or the “Offer to Purchase and Circular” mean the Original Circular, the Original Offer to Purchase or the Original Offer to Purchase and Circular, each as previously amended or extended hereby. Unless the context requires otherwise, capitalized terms used in this Notice of Extension and not defined herein that are defined in the Original Offer to Purchase and Circular have the respective meanings ascribed thereto in the Original Offer to Purchase and Circular.

Shareholders of Exeter (the “Shareholders”) who have validly deposited and not withdrawn their Exeter Shares need take no further action to accept the Offer.

Registered Shareholders who wish to accept the Offer must properly complete and duly execute the Letter of Transmittal (printed on YELLOW paper), or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with certificate(s) representing their Exeter Shares and all other required documents, with the Depositary at its office set out in the Letter of Transmittal as specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal (as set out in Section 3 of the Offer to Purchase, “Manner of Acceptance – Letter of Transmittal”). Alternatively, Registered Shareholders may accept the Offer (i) by following the procedures for book-entry transfer of Exeter Shares set out in Section 3 of the Offer to Purchase, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, or (ii) where the certificate(s) representing such Exeter Shares are not immediately available, or if the certificates and all of the required documents cannot be provided to the Depositary, by following the procedure for guaranteed delivery set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the Notice of Guaranteed Delivery (printed on PINK paper), or a manually executed facsimile thereof. The Letter of Transmittal and the Notice of Guaranteed Delivery that accompanied the Offer to Purchase and Circular are deemed to be amended to reflect the terms and conditions of this Notice of Extension.

Persons whose Exeter Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Exeter Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Exeter Shares directly with the Depositary or if they make use of the services of a soliciting dealer to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other nominee that is not a Soliciting Dealer and through whom an Shareholder owns Exeter Shares may charge a fee to tender any such Exeter Shares on behalf of the Shareholder. Shareholders should consult such nominee to determine whether any charges will apply.

Questions and requests for assistance may be directed to the Dealer Manager, the Depositary or the Information Agent, whose contact details are provided on the back page of this document. Additional copies of the Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Dealer Manager, the Depositary or the Information Agent at their respective addresses shown on the back page of this document and are accessible on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) website at www.sedar.com and in the United States on the Securities and Exchange Commission’s (“SEC”) Electronic Document Gathering and Retrieval System (“EDGAR”) which may be accessed at www.sec.gov. These website addresses are provided for informational purposes only and no information contained on, or accessible from, such websites are incorporated by reference herein unless expressly incorporated by reference.

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by Goldcorp, the Depositary, the Information Agent or the Dealer Manager.

Shareholders should be aware that the disposition of Exeter Shares and the acquisition of Goldcorp Shares by them as described in the Offer and Circular may have tax consequences in the United States, Chile and Canada. Such consequences may not be fully described in the Offer to Purchase and Circular and such Shareholders are encouraged to consult their tax advisors. See “Certain Canadian Federal Income Tax Considerations” in Section 21 of the Circular, “Certain United States Federal Income Tax Considerations” in Section 22 of the Circular and “Certain Chilean Income Tax Considerations” in Section 23 of the Circular.

The offering of Goldcorp Shares pursuant to the Offer is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare the Offer to Purchase and Circular in accordance with the disclosure requirements of Canada. The Offer is subject to applicable disclosure requirements in Canada. Shareholders should be aware that such requirements are different from those of the United States applicable to prospectuses and circulars for tender offers of United States domestic issuers registered under the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “U.S. Securities Act”) and may differ from those in other jurisdictions. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are subject to Canadian auditing standards and auditor independence rules, and thus may not be comparable to financial statements of United States companies or companies incorporated in other jurisdictions. Shareholders in the United States should be aware that the disposition of Exeter Shares and acquisition of Goldcorp Shares by them as described herein may have tax consequences in the United States, Canada, Chile and other jurisdictions. Such consequences may not be fully described herein and such holders are urged to consult their tax advisors. The enforcement by Shareholders of civil liabilities under U.S. federal or state Securities Laws or applicable Laws of other jurisdictions may be affected adversely by the fact that the Offeror is organized under and governed by the Laws of Ontario, that its officers and directors may be residents of jurisdictions other than the United States or such other jurisdictions, that the experts named in the Circular may be residents of jurisdictions other than the United States or such other jurisdictions, that all or a substantial portion of the assets of the Offeror and such persons may be located outside the United States or such other jurisdictions, that some of Exeter’s officers and directors are resident outside the United States or such other jurisdictions and that all or a substantial portion of the assets of Exeter and Exeter’s officers and directors may be located outside the United States or such other jurisdictions.

THE GOLDCORP SHARES AND THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY OTHER SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER TO PURCHASE AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to compliance with Rule 14e-5 of Regulation 14E of the U.S. Securities Exchange Act of 1934, as amended (“U.S. Exchange Act”), Shareholders and prospective investors should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable Laws or regulations of Canada or its provinces or territories. Neither the Offeror nor any of its affiliates intends to make any such purchases during the period of the Offer.

Information has been incorporated by reference in the Offer to Purchase and Circular from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference are available electronically on SEDAR and EDGAR at www.sedar.com and www.sec.gov, respectively.

The Depositary for the Offer is:	The Information Agent for the Offer is:	The Dealer Manager for the Offer is:

CST Trust Company	Kingsdale Advisors	TD Securities Inc.

ADDITIONAL NOTICE TO UNITED STATES SHAREHOLDERS

AND OTHER SHAREHOLDERS OUTSIDE CANADA

The Offer is subject to Section 14(d) of the U.S. Exchange Act, Regulation 14D promulgated by the SEC thereunder, Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated by the SEC thereunder and the Offer to Purchase and Circular, including this Notice of Extension has been prepared in accordance with such regulations. This Notice of Extension constitutes a “subsequent offering period” under Rule 14d-11 under the U.S. Exchange Act. The Offer is made in the United States with respect to securities of a “foreign private issuer”, as such term is defined in Rule 405 promulgated under the U.S. Securities Act and the Offer to Purchase and Circular is subject to applicable disclosure requirements with Canadian provincial and federal corporate and take-over offer rules. Shareholders resident in the United States (“U.S. Shareholders”) should be aware that such requirements are different from those of the United States applicable to prospectuses and circulars for tender offers of United States domestic issuers registered under the U.S. Securities Act. U.S. Shareholders should be aware that the disposition of Exeter Shares and the acquisition of Goldcorp Shares by them as described herein may have tax consequences in the United States, Chile and in Canada. Such consequences may not be fully described herein and such U.S. Shareholders are encouraged to consult their tax advisors. See “Certain Canadian Federal Income Tax Considerations” in Section 21 of the Original Circular, “Certain United States Federal Income Tax Considerations” in Section 22 of the Original Circular and “Certain Chilean Income Tax Considerations” in Section 23 of the Original Circular.

The Offeror has filed with the SEC a Registration Statement on Form F–10 (the “Registration Statement”) under the U.S. Securities Act pursuant to the multi-jurisdictional disclosure system adopted by the United States, a Tender Offer Statement on Schedule TO (the “Tender Offer Statement”) under the U.S. Exchange Act and other documents and information, as such documents have been amended, modified, supplemented or restated. In connection with this Notice of Extension, the Offeror will be filing an amendment to the Registration Statement and the Tender Offer Statement with the SEC and expects to mail this Notice of Extension to Shareholders. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE TENDER OFFER STATEMENT AND THE ORIGINAL OFFER TO PURCHASE AND CIRCULAR, ALL DOCUMENTS INCORPORATED BY REFERENCE AND ANY OTHER RELEVANT DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, EXETER AND THE OFFER. Investors and Shareholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Goldcorp will be available free of charge from Goldcorp. You should direct requests for documents to the Corporate Secretary of Goldcorp at Suite 3400, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2X8 (telephone: 604-696-3000). To obtain timely delivery, such documents should be requested no later than June 12, 2017, five business days before the Expiry Date (as defined herein).

The Original Offer to Purchase and Circular also contain a cautionary note regarding mineral reserve and resource estimates prepared in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects —see “CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES” in the Original Offer to Purchase and Circular.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The Original Offer and Circular, including “Purpose of the Offer and Plans for Exeter” in Section 4 of the Original Circular, “Reasons to Accept the Offer” in Section 5 of the Original Circular, “Source of Funds” in Section 7 of the Original Circular, and “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer” in Section 18 of the Original Circular, in addition to certain statements contained elsewhere in the Original Offer to Purchase and Circular or incorporated by reference in the Original Offer to Purchase and Circular and this Notice of Extension each contains “forward-looking statements” and “forward-looking information” under the provisions of applicable Canadian securities legislation.

Forward-looking statements include, but are not limited to, statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer, the market for and listing of the Goldcorp Shares, the value of the Goldcorp Shares received as consideration under the Offer, the ability of the Offeror to complete the transactions contemplated by the Offer, reasons to accept the Offer, the purpose of the Offer, the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction and any commitment to acquire Exeter Shares, the Offeror’s objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects, the future price of gold, silver, copper, lead and zinc, the estimation of mineral reserves and mineral resources, the realization of mineral reserve estimates, the timing and amount of estimated future production, costs of production, targeted cost reductions, capital expenditures, free cash flow, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, hedging practices, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, timing and possible outcome of pending litigation, title disputes or claims and limitations on insurance coverage. Generally, these forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, or variations or comparable language of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will”, “occur” or “be achieved” or the negative connotation thereof.

Forward-looking statements are necessarily based upon a number of factors and assumptions that if untrue, could cause Goldcorp’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which Goldcorp will operate in the future, including the accuracy of Exeter’s public disclosure, the completion of the Offer and either a Compulsory Acquisition or Subsequent Acquisition Transaction, Goldcorp management’s assessment of the successful integration of the business and assets of Exeter upon completion of the Offer, the expectations of growth and production by Goldcorp upon completion of the Offer, the viability of Exeter’s assets and projects on a basis consistent with Goldcorp management’s current expectations, there being no significant risks relating to Goldcorp’s or Exeter’s mining operations, including political risks and instability and risks related to international operations, the price of gold, anticipated costs and ability to achieve goals. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others, failure to acquire a 100% interest in Exeter through the Offer, the market value of the Goldcorp Shares received as consideration under the Offer, delays in completing the Offer, the reduced trading liquidity of Exeter Shares not deposited under the Offer, the inaccuracy of Exeter’s public disclosure upon which the Offer is predicated, the triggering of change of control provisions in Exeter’s agreements leading to adverse consequences, the failure to obtain the required approvals or clearances from government authorities on a timely basis, gold price volatility, discrepancies between actual and estimated production, mineral reserves and mineral resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), changes in national and local government legislation, taxation, controls or regulations and/or change in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in Canada, the United States and other jurisdictions in which Goldcorp carries on business, or may carry on business in the future, delays, suspensions or technical challenges associated with capital projects, higher prices for fuel, steel, power, labour and other consumables, currency fluctuations, the speculative nature of gold exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements and defective title to mineral claims or property. Although Goldcorp believes its expectations are based upon reasonable assumptions and have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

Forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause Goldcorp’s actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: risks related to international operations, including economic and political instability in foreign jurisdictions in which Goldcorp operates; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; environmental risks; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold, silver, copper, lead and zinc; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; mine development and operating risks; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to the integration of acquisitions; risks related to indebtedness and the service of such indebtedness, as well as those factors discussed in the section entitled “Risk Factors” in the Annual Information Form. Although the Offeror has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

The forward-looking statements contained in this Notice of Extension are made as of this Notice of Extension unless otherwise indicated and, accordingly, are subject to change after such date. Except as otherwise indicated by Goldcorp, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about Goldcorp management’s current expectations and plans and allowing investors and others to get a better understanding of Goldcorp’s operating environment. Goldcorp does not intend or undertake to publically update any forward-looking statements that are included in this Notice of Extension, whether as a result of new information, future events or otherwise, except in accordance with applicable Securities Laws. Any forward-looking statement relating to Exeter or its assets is based exclusively on information provided by Exeter or contained in Exeter’s publicly available documents and records or filed with the Canadian Securities Regulatory Authorities and the SEC and any forward-looking statement relating to Goldcorp is based exclusively on information provided by Goldcorp or is contained in Goldcorp’s publicly available documents and records or filed with the Canadian Securities Regulatory Authorities and the SEC.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is made only for Exeter Shares and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer must, to the extent permitted by the terms of the Convertible Security and subject to applicable Laws, exercise, convert or exchange the Convertible Securities in order to obtain certificates representing Exeter Shares and deposit those Exeter Shares under the Offer. Any such exercise, conversion or exchange must be completed sufficiently in advance of the Expiry Time to assure the holder of such Convertible Securities will have received certificate(s) or a DRS Advice representing the Exeter Shares issuable upon such exercise, conversion or exchange in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under “Manner of Acceptance — Procedure for Guaranteed Delivery” in Section 3 of the Offer to Purchase.

The tax consequences to holders of Convertible Securities of exercising or not exercising such securities are not described in the Offer to Purchase and Circular. Holders of such Convertible Securities should consult their own tax advisors with respect to the potential income tax consequences to them in connection with the decision to exercise or not exercise such securities.

NOTICE OF EXTENSION

This Notice of Extension supplements the Offer Documents pursuant to which Goldcorp is offering to purchase all of the issued and outstanding Exeter Shares upon and subject to the terms and conditions set out in the Offer Documents, each as may be amended, varied and supplemented from time to time.

Except as otherwise set forth in this Notice of Extension, the information, terms and conditions previously set forth in the Offer Documents continue to be applicable in all respects and this Notice of Extension should be read in conjunction with the Offer Documents, subject to the amendments thereto contained in this Notice of Extension.

All references to the “Offer” in the Original Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Original Offer as amended hereby and all references in such documents to the “Offer”, the “Offer to Purchase” and/or “Circular” mean the Original Offer, Original Offer to Purchase and the Original Circular as amended hereby.

June 7, 2017

TO: THE SHAREHOLDERS OF EXETER RESOURCE CORPORATION

Consequential amendments in accordance with this Notice of Extension are deemed to be made, where required, to the Offer Documents. Except as otherwise set forth in this Notice of Extension, the terms and conditions set forth in the Original Offer to Purchase and Circular, and in the Letter of Transmittal and the Notice of Guaranteed Delivery continue to remain in effect, unamended. This Notice of Extension should be read in conjunction with the Offer Documents.

All references to the “Offer” in the Offer to Purchase and Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and this Notice of Extension mean the Offer as amended hereby, and all references in such documents to the “Offer to Purchase”, the “Circular” or the “Offer to Purchase and Circular” mean the Offer to Purchase and Circular as amended hereby.

1.	Satisfaction or Waiver of Conditions and Take-Up of Exeter Shares

As of the Expiry Time (5:00 p.m. (Toronto Time) on June 7, 2017), Goldcorp confirmed that all of the conditions described in Section 4 of the Offer and Circular to Purchase, “Conditions of the Offer”, had been satisfied or waived. As a result, Goldcorp became obligated to: (i) take-up the Exeter Shares that had been validly deposited (and not withdrawn) under the Offer as of the Expiry Time; and (ii) pay for the Exeter Shares taken-up as soon as possible, but in any event not later than June 12, 2017 (three Business Days after taking up such Exeter Shares). On June 7, 2017, Goldcorp directed the Depositary to take-up 74,992,886 Exeter Shares, being all of the Exeter Shares validly deposited under the Offer and not withdrawn as at 5:00 p.m. (Toronto time) on June 7, 2017 and advised the Depositary of the Mandatory Extension Period. As a result of taking up Exeter Shares under the Offer, Goldcorp now owns 74,992,886 Exeter Shares, representing approximately 80.50% of the outstanding Exeter Shares. Accordingly, as required by applicable Canadian Securities Laws and as set forth in this Notice of Extension, the Offeror has extended the Offer for the Mandatory Extension Period. The Offer is now open for acceptance until 5:00 p.m. (Toronto time) on June 20, 2017 unless the Offer is further extended by the Offeror.

2.	Extension of Offer

By notice to the Depositary given on June 7, 2017 and the issuance of a press release promptly thereafter, Goldcorp has extended the time for acceptance of the Offer from 5:00 p.m. (Toronto time) on June 7, 2017 to 5:00 p.m. (Toronto time) on June 20, 2017, unless the Offer is further extended by Goldcorp. Accordingly, the definition of “Expiry Date” in the “Definitions” section of the Original Offer to Purchase and Circular is hereby deleted and replaced by the following:

“Expiry Date” means June 20, 2017 , or such later date or dates as may be fixed by the Offeror from time to time as provided under “Extension, Variation or Change in the Offer” in Section 5 of the Offer to Purchase, unless the Offer is extended by the Offeror;

In addition, all references to “5:00 p.m. (Toronto time) on June 7, 2017” in the Original Offer to Purchase and Circular are amended to refer to “5:00 p.m. (Toronto time) on June 20, 2017”.

3.	Time for Acceptance

The Offer is now open for acceptance until 5:00 p.m. (Toronto time) on June 20, 2017, or such later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, unless the Offer is extended by the Offeror.

4.	Manner of Acceptance

Exeter Shares may be deposited under the Offer in accordance with the provisions set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance”.

5.	Take-Up of and Payment for Deposited Shares

Goldcorp will take-up and pay for Exeter Shares deposited under the Offer in the manner set forth in Section 6 of the Offer to Purchase, “Take-Up and Payment for Deposited Shares”. Exeter Shares deposited under the Offer after the date hereof and prior to the Expiry Time will be immediately taken up and promptly paid for in the manner set forth in Section 6 of the Offer to Purchase “Take-Up of and Payment for Deposited Shares”.

6.	Withdrawal of Deposited Shares

Except as otherwise provided in Section 7 of the Offer to Purchase “Right to Withdraw Deposited Shares” or as otherwise required by applicable Law, all deposits of Exeter Shares under the Offer after the date hereof will have no right of withdrawal.

7.	Recent Developments

By notice to the Depositary on June 7, 2017, the Offeror extended the time for acceptance of the Offer to 5:00 p.m. (Toronto time) on June 20, 2017 as described herein. Immediately prior to extending the Offer, the Offeror took up and accepted for payment all of the Exeter Shares deposited to the Offer as at 5:00 p.m. (Toronto time) on June 7, 2017 being 74,992,886 Exeter Shares representing 80.50% of the outstanding Exeter Shares. All conditions to the Offer have been satisfied or waived and the Offer is now unconditional.

8.	Amendments to Offer Documents

The Original Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery shall be read together with this Notice of Extension and are amended to the extent necessary in order to give effect to the extension of the Expiry Time to 5:00 p.m. (Toronto time) on June 20, 2017, unless the Offer is further extended by Goldcorp.

Except as otherwise set forth in or amended by this Notice of Extension, the terms and conditions of the Offer and the information in the Original Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery continue to be applicable in all respects.

In addition to the amendments to the Original Offer to Purchase and Circular set out in Section 1 of this Notice of Extension, the Offeror has amended certain portions of the Offer to Purchase and Circular as follows:

The following sentence is added at the end of the first paragraph under the question “WHY ARE YOU MAKING THIS OFFER?” on page (II) of the Offer to Purchase and Circular:

“There is no assurance that such a second step transaction will be completed if, in particular, the Offeror acquires such number of Exeter Shares that represents less than 66 2/3% of the total Exeter Shares on a fully diluted basis pursuant to the Offer.”

The following sentence is added at the end of the first paragraph under the question “IF I DO NOT TENDER BUT THE OFFER IS SUCCESSFUL, WHAT WILL HAPPEN TO MY EXETER SHARES?” on page (VI) of the Offer to Purchase and Circular:

“The Offeror’s ability to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction will be dependent upon the number of Exeter Shares validly tendered under the Offer and, in particular, whether the number of Exeter Shares validly tendered under the Offer represents at least 90% of the outstanding Exeter Shares, other than any Exeter Shares held directly or indirectly by the Offeror and its affiliates, or 66 2/3% of the number of Exeter Shares entitled to vote in respect of the Subsequent Acquisition Transaction, respectively. If the Offeror does not acquire a number of Exeter Shares pursuant to the Offer that would permit it to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction, the Offeror will evaluate the options available to it at that time and may pursue other means of acquiring, directly or indirectly, Exeter Shares not already owned by it (and other securities exercisable for or convertible or exchangeable into Exeter Shares) in accordance with applicable Law. If the Offeror does not immediately acquire 100% of the Exeter Shares it intends to exercise all of its rights as an Exeter shareholder to help realize the full potential of the Caspiche Project.”

The second paragraph under the question “FOLLOWING THE OFFER, WILL EXETER CONTINUE AS A PUBLIC COMPANY?” on page (VI) of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“If permitted under applicable securities Law and if the Offeror acquires sufficient Exeter Shares, the Offeror intends to apply to delist the Exeter Shares from the TSX, NYSE MKT and Frankfurt Exchange as soon as practicable after completion of the Offer or a Compulsory Acquisition or Subsequent Acquisition Transaction and, subject to applicable securities Law, to cause Exeter to cease to be a reporting issuer under the securities Laws of each province of Canada in which Exeter is a reporting issuer and under the U.S. Exchange Act.”

The third paragraph under the heading “Purpose of the Offer and Plans for Exeter” contained in the “SUMMARY OF THE OFFER” on page 4 of the Offer to Purchase and Circular is hereby deleted and replace with the following paragraph:

“If permitted under applicable securities Law and if the Offeror acquires sufficient Exeter Shares, the Offeror intends to apply to delist the Exeter Shares from the TSX, NYSE MKT and Frankfurt Exchange as soon as practicable after completion of the Offer or a Compulsory Acquisition or Subsequent Acquisition Transaction and, subject to applicable securities Law, to cause Exeter to cease to be a reporting issuer under the securities Laws of each province of Canada in which Exeter is a reporting issuer and under the U.S. Exchange Act.”

The third paragraph of Section 4 of the Circular under the heading “Purpose of the Offer and Plans for Exeter” on page 40 of the Offer to Purchase and Circular is hereby deleted and replaced with the following paragraph:

“If permitted by applicable Law and if the Offeror acquires sufficient Exeter Shares, subsequent to the completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to delist the Exeter Shares from the TSX, NYSE MKT and the Frankfurt Exchange, and subject to applicable securities Law, cause Exeter to cease to be a reporting issuer under the securities Laws of each province of Canada in which it is a reporting issuer and under the US Exchange Act and cease to have public reporting obligations in any other jurisdiction where it currently has such obligations.”

The fifth sentence of the second paragraph under the heading “Following the completion of the Offer and prior to the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction or if a Compulsory Acquisition or Subsequent Acquisition Transaction cannot be completed, the trading liquidity for Exeter Shares not deposited under the Offer will be reduced, which might affect the price of the Exeter Shares and the ability of a Shareholder to dispose of its Exeter Shares.” in Section 6 of the Circular entitled “Risk Factors Related to the Offer” beginning on page 43 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“If the Offeror acquires a sufficient number of Exeter Shares, the Offeror intends to cause Exeter to apply to delist the Exeter Shares from the TSX, NYSE MKT and Frankfurt Exchange as soon as practicable after the completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction.”

The third sentence of the first paragraph under the heading “Listing and Quotations” in Section 10 of the Circular entitled “Effect of the Offer on the Market for Exeter Shares; Stock Exchange Listing and Public Disclosure” on page 51 of the Offer to Purchase and Circular is hereby deleted and replaced with the following sentence:

“If the Offeror proceeds with a Compulsory Acquisition or Subsequent Acquisition Transaction or if the Offeror acquires sufficient Exeter Shares, the Offeror intends to cause Exeter to apply to delist the Exeter Shares from the TSX, NYSE MKT and Frankfurt Exchange as soon as practicable after completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction.”

The following paragraphs are added as the third and fourth paragraph under the heading “Acquisition of Exeter Shares Not Deposited Pursuant to the Offer – Other Alternatives” in Section 18 of the Circular on page 60 of the Offer to Purchase and Circular:

“If the number of Exeter Shares the Offeror takes up and pays for under the Offer is not sufficient to permit a Compulsory Acquisition or Subsequent Acquisition Transaction, Exeter may continue as a separate, public company following the completion of the Offer and, depending on the number of Exeter Shares tendered into the Offer, the Offeror may or may not be able to exert significant influence over Exeter. In such a case, any shareholder that does not tender into the Offer and remains a shareholder would be free to vote or dispose of their Exeter Shares as they see fit in accordance with applicable Law. In these circumstances, certain potential transactions between the Offeror and Exeter would be considered “related party transactions” under applicable Law, which would, unless an exemption is available, require a formal valuation for the transaction and, in addition to any other required securityholder approval, the approval of a majority of the votes cast by “minority” holders of the affected securities, which would include holders other than the Offeror and any other person who is a “related party” of the Offeror, including an affiliate or an insider of the Offeror and any person acting jointly or in concert therewith.

If the Offeror were unable to complete a Compulsory Acquisition or a Subsequent Acquisition Transaction in a timely manner or at all, then it may be unable to fully integrate the operations of the Offeror and Exeter and may be unable to fully apply its experience and resources to the development of the Caspiche Project. In such case, the Offeror intends to exercise all of its rights as an Exeter shareholder to help realize the full potential of the Caspiche Project.”

9.	Statutory Rights

Securities legislation of the provinces and territories of Canada provides security holders of the offeree issuer with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

Such rights may in certain cases need to be exercised through CDS on behalf of a Shareholder. Shareholders should accordingly also contact their broker or other nominee for assistance as required.

10.	Directors’ Approval

The contents of this Notice of Extension have been approved, and the sending thereof to Shareholders has been authorized, by the Goldcorp Board.

CERTIFICATE OF GOLDCORP INC.

The foregoing, together with the Original Offer to Purchase and Circular dated April 20, 2017, as previously amended by the notice of extension and variation dated May 26, 2017, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

DATED: June 7, 2017

(Signed) DAVID GAROFALO	(Signed) RUSSELL BALL
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer and Corporate Development

On behalf of the Board of Directors

(Signed) KENNETH F. WILLIAMSON	(Signed) BEVERLEY A. BRISCOE
Director	Director

The Dealer Manager for the Offer is:

TD SECURITIES INC.

TD SECURITIES INC.

1700-700 West Georgia Street

Vancouver, British Columbia,

V7Y 1B6

Telephone: 604-654-3332

Facsimile: 604-654-3671

The Depositary for the Offer is:

CST TRUST COMPANY

By Mail	By Registered Mail, Hand or by Courier

CST TRUST COMPANY PO Box 1036 Adelaide St. Postal Station Toronto, Ontario M5C 2K4	CST TRUST COMPANY B1 LEVEL 320 Bay St. Toronto, Ontario M5H 4A6	OR	CST TRUST COMPANY Suite 1600, 1066 W. Hastings St., Vancouver, British Columbia V6E 3X1

North American Toll Free Phone:

1-800-387-0825

Outside North America, Banks and Brokers Call Collect:

416-682-3860

E-mail:

inquiries@canstockta.com

The Information Agent for the Offer is:

KINGSDALE ADVISORS

The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-851-2743

Outside North America, Banks and Brokers Call Collect:

416-867-2271

E-mail:

contactus@kingsdaleadvisors.com

Any questions or requests for assistance or additional copies of the Notice of Extension, Original Offer to Purchase and Circular, Letter of Transmittal or Notice of Guaranteed Delivery may be directed by Shareholders to the Depositary, the Information Agent or the Dealer Manager at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.